Exhibit 99
PRESS RELEASE

For Release:	July 30, 2008
Nasdaq:	MFNC
Contact:	Investor Relations at (888) 343-8147
Website:	www.bankmbank.com
MACKINAC FINANCIAL CORPORATION
REPORTS SECOND QUARTER AND SIX MONTHS 2008 RESULTS
(Manistique, Michigan) — Mackinac Financial Corporation (Nasdaq: MFNC), the bank holding company for mBank (the “Bank”) today announced second quarter 2008 income of $1.769 million or $.52 per share compared to net income of $.546 million, or $.16 per share for the second quarter of 2007. Net income for the first six months of 2008 totaled $1.908 million, or $.56 per share, compared to $1.581 million, or $.46 per share, for the same period in 2007. Book value as of June 30, 2008 is $11.98 per share, an increase of $2.23 per share since the recapitalization, which was priced at $9.75 per share in December of 2004.
The quarter and six month results for 2008 include the positive effect, $3.475 million, of a lawsuit settlement, the negative effects, $.425 million, of a severance agreement and a $.750 million loan loss provision. The results of operations for the first six months of 2007 include $470,000 of proceeds from the settlement of a lawsuit against the Corporation’s former accountants.
Weighted average shares totaled 3,424,314 year to date and 3,419,933 for the second quarter in 2008 compared to 3,428,695 for both periods in 2007.
Paul Tobias, Chairman and Chief Executive Officer, commented, “Our business model has been to leverage our Upper Peninsula loan and deposit base while building a franchise in Southeast Michigan. In the past two years, our ability to make loans has outpaced our ability to raise deposits in Oakland County. This imbalance has caused us to use wholesale deposits as a funding source. Changes in interest rates in late 2007 and early 2008 caused our net interest margin to shrink. We are making progress in growing our base of demand accounts, but this effort will take time. Along with progress in this area, we are pleased to report the following:
•	With two exceptions in Southeast Michigan, our asset quality remains good

•	We have been successful repricing and increasing our loan spreads when loans renew

•	A large majority of our loans and deposits remain in the Upper Peninsula of Michigan, which continues to grow and present relationship opportunities.

•	We are fortunate that the proceeds of the above mentioned lawsuit will substantially offset the negative impact of falling interest rates on our net interest margin, but this is a onetime benefit.
While we continue to work on growing our base of deposit customers, we are also focused on lowering our cost of doing business. To date in 2008, management has acted to lower the annual run rate of personnel and other operating expenses by approximately $.750 million.”

The net interest margin in the second quarter was 3.19%, a modest improvement of 6 basis points from the first quarter of 2008. The net interest margin, due to our asset sensitive position, was significantly impacted by lower rates in the first six months of 2008, as reflected in a 36 basis point decline from the fourth quarter of 2007 interest margin of 3.55%.
Total assets of the Corporation at June 30, 2008 were $437.327 million, up $44.008 million, or 11.19% from the $393.319 million in total assets reported at June 30, 2007 and up $28.447 million, or 6.96%, from total assets of $408.880 million at year-end 2007. Asset balances as of June 30, 2008 reflect increased balances of short term investments of $19.318 million for added liquidity.
Loans at June 30, 2008 totaled $362.122 million, a 6.85% increase from the $338.896 million at June 30, 2007, and an increase of $7.043 million, or 1.98%, from year-end loans of $355.079 million. Tobias stated, “Loan growth in the first half was retarded by large paydowns amounting to $9.2 million, along with normal loan principal reductions of $15.3 million. Given the current economic environment, and tough requirements for loan pricing and credit quality, we are pleased with current year to date production which totaled $34.2 million. Also worth noting is the number of new loan opportunities, approximately 50% of total production, we have seen in the Upper Peninsula. We are especially pleased with the economic development in and around Marquette County, where we currently have two branch office locations. In general, the Upper Peninsula has not experienced the economic downturn and collateral deterioration that has occurred elsewhere in Michigan. In Marquette and the western Upper Peninsula, we are experiencing growth opportunities.”
Total deposits of $356.976 million at June 30, 2008 were up 11.12% from deposits of $321.246 million on June 30, 2007. Deposits were up $36.149 million, or 11.27% from year-end 2007 deposits of $320.827 million. Total 2008 deposit growth reflects increases in noncore funding of $35.665 million and increases in core deposits of $.484 million, or 2.42%.
Nonperforming assets at the end of the second quarter of 2008 totaled $8.008 million, 1.83% of total assets, an increase of $2.774 million from 2007 year end balances. This 2008 increase in nonperforming assets is not indicative of significant deterioration in portfolio credit quality and is still relatively low by comparative peer standards. Tobias, commenting on credit quality, stated, “The increase in our nonperforming assets is the result of two large credit relationships from Southeastern Michigan which we believe were impacted by the market and the regional economy. While we feel comfortable with our loan loss reserve, the rapid deterioration in borrower collateral values that we witnessed in the credits mentioned above has caused us to take a very cautious stance in the market place and to increase our monitoring efforts. To that end, we reorganized our credit staffing in Southeastern Michigan and increased our loan committee oversight of the credit decision making process. Our quarter end numbers are a reflection of this process, and we intend to manage our nonperforming assets in order to limit carrying costs and further collateral deterioration by aggressive disposition.”
Shareholders’ equity at June 30, 2008 totaled $40.975 million, or $11.98 per share, compared to $30.485 million, or $8.89 per share on June 30, 2007. Tobias commented, “Since the recapitalization in December 2004, the Corporation has increased book value from $9.75 to $11.98 per share, or 22.9%. We cannot control the market value of our shares but we believe that we can continue to grow the book value of your company, and as we execute our plan, the market will correctly value the company based upon both book value and core earnings multiples.”
Tobias concluded, “We are proud of our performance in these troubled times. While we have had some credit deterioration, we believe it is controlled and reserved for and that the aggregate levels of nonperformers and the potential future provision risk is small when compared to peers and the banking industry in general. While our business model is currently overly reliant on purchased CDs, we are focused on core deposit growth, and we expect the mix to change.”
Mackinac Financial Corporation is a registered bank holding company formed under the Bank Holding Company Act of 1956 with assets in excess of $400 million and whose common stock is traded on the NASDAQ stock market as “MFNC.” The principal subsidiary of the Corporation is mBank. Headquartered in Manistique, Michigan, mBank has 12 branch locations; eight in the Upper Peninsula, three in the Northern Lower Peninsula and one in Oakland County, Michigan. The Company’s banking services include commercial lending and treasury management products and services geared toward small to mid-sized businesses, as well as a full array of personal and business deposit products and consumer loans.

Forward-Looking Statements
This release contains certain forward-looking statements. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “will,” and variations of such words and similar expressions are intended to identify forward-looking statements: as defined by the Private Securities Litigation Reform Act of 1995. These statements reflect management’s current beliefs as to expected outcomes of future events and are not guarantees of future performance. These statements involve certain risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. Factors that could cause a difference include among others: changes in the national and local economies or market conditions; changes in interest rates and banking regulations; the impact of competition from traditional or new sources; and the possibility that anticipated cost savings and revenue enhancements from mergers and acquisitions, bank consolidations, branch closings and other sources may not be fully realized at all or within specified time frames as well as other risks and uncertainties including but not limited to those detailed from time to time in filings of the Company with the Securities and Exchange Commission. These and other factors may cause decisions and actual results to differ materially from current expectations. Mackinac Financial Corporation undertakes no obligation to revise, update, or clarify forward-looking statements to reflect events or conditions after the date of this release.

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL HIGHLIGHTS

	For The Period Ended
	June 30,	December 31,	June 30,
	2008	2007	2007
(Dollars in thousands, except per share data)	(Unaudited)		(Unaudited)
Selected Financial Condition Data (at end of period):
Total assets	$437,327	$408,880	$393,319
Total loans	362,122	355,079	338,896
Total deposits	356,976	320,827	321,246
Borrowings and subordinated debentures	36,280	45,949	38,307
Total shareholders’ equity	40,975	39,321	30,485

Selected Statements of Income Data (six months and year ended):
Net interest income	$6,163	$13,417	$6,447
Income before taxes	2,808	2,923	1,581
Net income	1,908	10,163	1,581
Income per common share — Basic	.56	2.96	.46
Income per common share — Diluted	.56	2.96	.46

Three Months Ended:
Net interest income	$3,118	$3,410	$3,269
Income before taxes	2,644	787	546
Net income	1,769	527	546
Income per common share — Basic	.52	.15	.16
Income per common share — Diluted	.52	.15	.16

Selected Financial Ratios and Other Data (six months and year ended):
Performance Ratios:
Net interest margin	3.16%	3.60%	3.57%
Efficiency ratio	91.85	79.46	82.79
Return on average assets	.92	2.59	.84
Return on average equity	9.61	31.05	10.68

Average total assets	$417,964	$392,313	$381,238
Average total shareholders’ equity	$39,945	$32,731	$29,836
Average loans to average deposits ratio	107.72%	104.94%	103.84%

Common Share Data (at end of period):
Market price per common share	$7.00	$8.98	$9.45
Book value per common share	$11.98	$11.47	$8.89
Common shares outstanding	3,419,736	3,428,695	3,428,695
Weighted average shares outstanding	3,424,314	3,428,695	3,428,695

Other Data (at end of period):
Allowance for loan losses	$3,585	$4,146	$4,920
Non-performing assets	$8,008	$5,234	$5,126
Allowance for loan losses to total loans	.99%	1.17%	1.45%
Non-performing assets to total assets	1.83%	1.28%	1.30%
Number of:
Branch locations	12	12	13
FTE Employees	96	100	106

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	June 30,	December 31,	June 30,
	2008	2007	2007
(Dollars in thousands)	(unaudited)		(unaudited)
ASSETS

Cash and due from banks	$7,115	$6,196	$7,518
Federal funds sold	19,274	166	3,489

Cash and cash equivalents	26,389	6,362	11,007

Interest-bearing deposits in other financial institutions	387	1,810	3,687
Securities available for sale	23,230	21,597	24,086
Federal Home Loan Bank stock	3,794	3,794	3,794

Loans:
Commercial	292,645	288,839	274,783
Mortgage	65,869	62,703	60,575
Installment	3,608	3,537	3,538

Total Loans	362,122	355,079	338,896
Allowance for loan losses	(3,585)	(4,146)	(4,920)

Net loans	358,537	350,933	333,976

Premises and equipment	11,377	11,609	12,471
Other real estate held for sale	3,395	1,226	77
Other assets	10,218	11,549	4,221

TOTAL ASSETS	$437,327	$408,880	$393,319

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Non-interest-bearing deposits	$27,741	$25,557	$28,811
Interest-bearing deposits:
NOW, Money Market, Checking	78,703	81,160	73,994
Savings	15,171	12,485	12,422
CDs<$100,000	78,678	80,607	96,546
CDs>$100,000	28,252	22,355	24,879
Brokered	128,431	98,663	84,594

Total deposits	356,976	320,827	321,246

Borrowings:
Federal funds purchased	—	7,710	—
Short-term	—	1,959	—
Long-term	36,280	36,280	38,307

Total borrowings	36,280	45,949	38,307
Other liabilities	3,096	2,783	3,281

Total liabilities	396,352	369,559	362,834

Shareholders’ equity:
Preferred stock — No par value:
Authorized 500,000 shares, no shares outstanding
Common stock and additional paid in capital — No par value
Authorized - 18,000,000 shares
Issued and outstanding - 3,419,736; 3,428,695; and 3,428,695 shares, respectively	42,773	42,843	42,780
Accumulated deficit	(1,672)	(3,582)	(12,162)
Accumulated other comprehensive income (loss)	(126)	60	(133)

Total shareholders’ equity	40,975	39,321	30,485

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$437,327	$408,880	$393,319

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2008	2007	2008	2007
(Dollars in thousands except per share data)	(Unaudited)		(Unaudited)
INTEREST INCOME:
Interest and fees on loans:
Taxable	$5,604	$6,448	$11,704	$12,681
Tax-exempt	102	143	210	314
Interest on securities:
Taxable	271	293	537	594
Tax-exempt	2	—	3	—
Other interest income	81	166	170	366

Total interest income	6,060	7,050	12,624	13,955

INTEREST EXPENSE:
Deposits	2,551	3,267	5,616	6,489
Borrowings	391	514	845	1,019

Total interest expense	2,942	3,781	6,461	7,508

Net interest income	3,118	3,269	6,163	6,447
Provision for loan losses	750	—	750	—

Net interest income after provision for loan losses	2,368	3,269	5,413	6,447

OTHER INCOME:
Service fees	194	185	368	346
Net security gains	—	—	65	—
Net gains on sale of secondary market loans	49	91	97	199
Proceeds from lawsuit settlements	3,475	—	3,475	470
Other	29	66	52	240

Total other income	3,747	342	4,057	1,255

OTHER EXPENSES:
Salaries and employee benefits	2,075	1,672	3,882	3,410
Occupancy	348	327	703	661
Furniture and equipment	190	166	368	323
Data processing	216	210	437	381
Professional service fees	79	174	232	325
Loan and deposit	144	79	254	151
Telephone	39	59	84	117
Advertising	60	91	120	183
Other	320	287	582	570

Total other expenses	3,471	3,065	6,662	6,121

Income before provision for income taxes	2,644	546	2,808	1,581
Provision for (benefit of) income taxes	875	—	900	—

NET INCOME	$1,769	$546	$1,908	$1,581

INCOME PER COMMON SHARE:
Basic	$.52	$.16	$.56	$.46

Diluted	$.52	$.16	$.56	$.46

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
LOAN PORTFOLIO AND CREDIT QUALITY
(Dollars in thousands)
Loan Portfolio Balances (at end of period):

	June 30,	December 31,	June 30,
	2008	2007	2007
Commercial Loans
Real estate — operators of nonresidential buildings	$41,778	$41,597	$41,662
Hospitality and tourism	35,053	37,604	37,286
Real estate agents and managers	27,495	29,571	31,937
New car dealers	10,716	10,569	10,270
Other	148,539	130,546	117,058

Total Commercial Loans	263,581	249,887	238,213

1-4 family residential real estate	60,882	57,613	55,090
Consumer	3,608	3,537	3,538
Construction
Commercial	29,064	38,952	36,570
Consumer	4,987	5,090	5,485

Total Loans	$362,122	$355,079	$338,896

Credit Quality (at end of period):

	June 30,	December 31,	June 30,
	2008	2007	2007
Nonperforming Assets :
Nonaccrual loans	$4,613	$3,298	$4,758
Loans past due 90 days or more	—	710	291

Total nonperforming loans	4,613	4,008	5,049
Other real estate owned	3,395	1,226	77

Total nonperforming assets	$8,008	$5,234	$5,126

Nonperforming loans as a % of loans	1.27%	1.13%	1.49%

Nonperforming assets as a % of assets	1.83%	1.28%	1.30%

Reserve for Loan Losses:
At period end	$3,585	$4,146	$4,920

As a % of average loans	1.00%	1.24%	1.53%

As a % of nonperforming loans	77.72%	103.44%	97.45%

As a % of nonaccrual loans	77.72%	125.71%	103.41%

Charge-off Information (year to date):
Average loans	360,176	333,415	321,414

Net charge-offs	1,310	1,260	86

Charge-offs as a % of average loans	.36%	.38%	.03%

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS

	QUARTER ENDED
	(Unaudited)
	June 30,	March 31,	December 31,	September 30,	June 30,
	2008	2008	2007	2007	2007
BALANCE SHEET (Dollars in thousands)

Total loans	$362,122	$360,056	$355,079	$344,149	$338,896
Allowance for loan losses	(3,585)	(3,924)	(4,146)	(5,022)	(4,920)

Total loans, net	358,537	356,132	350,933	339,127	333,976
Intangible assets	85	104	124	143	163
Total assets	437,327	417,175	4,088,880	401,213	393,319
Core deposits	200,293	203,445	199,809	218,638	211,773
Noncore deposits (1)	156,683	122,602	121,018	102,733	109,473

Total deposits	356,976	326,047	320,827	321,371	321,246
Total borrowings	36,280	48,849	45,949	38,239	38,307
Total shareholders’ equity	40,975	39,633	39,321	38,697	30,485
Total shares outstanding	3,419,736	3,428,695	3,428,695	3,428,695	3,428,695

AVERAGE BALANCES (Dollars in thousands)

Assets	$418,246	$417,682	$406,308	$400,105	$382,065
Loans	362,574	357,778	350,050	340,391	324,721
Deposits	332,725	336,016	324,194	327,293	309,469
Equity	40,399	39,491	38,973	32,184	30,412

INCOME STATEMENT (Dollars in thousands)

Net interest income	$3,118	$3,045	$3,410	$3,560	$3,269
Provision for loan losses	750	—	—	400	—

Net interest income after provision	2,368	3,045	3,410	3,160	3,269
Total noninterest income	3,747	310	355	396	342
Total noninterest expense	3,471	3,191	2,978	3,001	3,065

Income before taxes	2,644	164	787	555	546
Provision for income taxes	875	25	260	(7,500)	—

Net income	$1,769	$139	$527	$8,055	$546

PER SHARE DATA

Earnings — basic	$.52	$.04	$.15	$2.35	$.46
Earnings — diluted	.52	.04	.15	2.35	.46
Book value	11.98	11.56	11.47	11.29	8.89
Market value, closing price	7.00	8.50	8.98	8.75	9.45

ASSET QUALITY RATIOS

Nonperforming loans/total loans	1.27%	0.94%	1.13%	.92%	1.49%
Nonperforming assets/total assets	1.83	1.08	1.28	.90	1.30
Allowance for loan losses/total loans	.99	1.09	1.17	1.46	1.45
Allowance for loan losses/nonperforming loans	77.22	116.06	103.42	158.32	97.45

PROFITABILITY RATIOS

Return on average assets	1.70%	0.13%	.51%	7.99%	.57%
Return on average equity	17.62	1.42	5.36	99.30	7.20
Net interest margin	3.19	3.13	3.55	3.71	3.60
Efficiency ratio	88.45	95.34	78.02	74.71	83.21
Average loans/average deposits	108.97	106.48	107.98	104.00	104.93

CAPITAL ADEQUACY RATIOS

Leverage ratio	8.56%	7.85%	8.05%	8.03%	7.97%
Tier 1 capital ratio	9.48	8.84	8.97	9.03	8.85
Total capital ratio	10.45	9.92	10.13	10.28	10.10
Average equity/average assets	9.66	9.45	9.59	8.04	7.96
Tangible equity/tangible assets	9.35	9.48	9.59	9.61	7.71

(1)	Noncore deposits includes Internet CDs, brokered deposits and CDs greater than $100,000

MACKINAC FINANCIAL CORPORATION AND SUBSIDIARIES
QUARTERLY FINANCIAL HIGHLIGHTS